UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 3, 2008
SeraCare Life Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-33045 (Commission File Number)	33-0056054 (IRS Employer Identification Number)

37 Birch Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s telephone number, including area code):	(508) 244-6400
Not applicable

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws
     On August 28, 2008, the Board of Directors of SeraCare Life Sciences, Inc. (the “Company”) amended the Company’s bylaws. The Board of Directors amended Article III, Section 5 of the Company’s bylaws to require additional information from stockholders that want to nominate board candidates for election or put other business before an annual meeting or special meeting of the Company’s stockholders. Stockholders seeking to nominate Board candidates or propose other business for a Company stockholder meeting are now required to provide in their notice to the Company the name and address of any affiliates, as well as information about any hedging and other derivative positions held by themselves or their affiliates. The Board of Directors also amended Article IV, Section 15 of the Company’s bylaws to provide that individuals that are affiliated with a competitor of the Company are not qualified to serve as a Director of the Company.
     The full text of the Company’s bylaws, as amended and restated, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
     The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(C) Exhibits. The following exhibits are filed as part of this report:

3.1	Amended and Restated Bylaws

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 3, 2008

SERACARE LIFE SCIENCES, INC.
By:	/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws